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                                                                      Exhibit J2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our reports dated December 18, 2003 and December 22, 2003, relating to the statement of changes in net assets and financial highlights of MainStay Blue Chip Growth Fund, MainStay Capital Appreciation Fund, MainStay Common Stock Fund (formerly MainStay Growth Opportunity Fund), MainStay MAP Fund, MainStay Mid Cap Growth Fund, MainStay Mid Cap Value Fund (formerly MainStay Equity Income Fund), MainStay Small Cap Growth Fund, MainStay Small Cap Value Fund, MainStay Value Fund, MainStay Government Fund, MainStay Money Market Fund, MainStay Tax Free Bond Fund, MainStay Convertible Fund, MainStay Total Return Fund, MainStay International Equity Fund, MainStay Diversified Income Fund (formerly MainStay Strategic Income Fund), MainStay High Yield Corporate Bond Fund and MainStay Global High Income Fund (formerly MainStay Global High Yield Fund), which appear in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
February 25, 2005